Exhibit 23.1

                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements pertaining to the Paracelsus Healthcare Corporation 1996 Stock Incentive Plan, as amended (Form S-8 No. 33-10299) and pertaining to various stock option plans of Paracelsus Healthcare Corporation (Form S-8 No. 33-12331) of our report dated February 16, 1996, with respect to the consolidated financial statements of Dakota Heartland Health System for the year ended December 31, 1995.





                                            /S/ PRICEWATERHOUSECOOPERS LLP

                                                PricewaterhouseCoopers LLP

Houston, Texas
July 10, 1998